Exhibit 99.1

Express, Inc. Receives Letter of Intent from Consortium led by WHP Global for Sale of Business

Initiates Court-Supervised Process to Facilitate Formal Sale Process; Receives Commitment for $35

Million in New Financing to Support Ongoing Operations

Continuing to Serve Customers in Stores and Online Across the EXPRESS, Bonobos and UpWest Brands

COLUMBUS, Ohio – April 22, 2024 – Express, Inc. (NYSE: EXPR) (“Express” or the “Company”) today announced that it has received a non-binding letter of intent from a consortium led by WHP Global (“WHP”), and participants including a wholly owned indirect subsidiary of Simon Property Group, L. P. (“Simon”) and Brookfield Properties (“Brookfield”) for the potential sale of a substantial majority of the Company’s retail stores and operations.

To facilitate the sale process, Express and its subsidiaries have filed voluntary Chapter 11 petitions in the U.S. Bankruptcy Court for the District of Delaware. Express has received a commitment for $35 million in new financing from certain of its existing lenders, subject to court approval. Additionally, on April 15, 2024, the Company received $49 million in cash from the Internal Revenue Service related to the CARES Act.

Express is continuing to serve customers in stores and online across its EXPRESS, Bonobos and UpWest brands and expects to conduct business as usual as the Company works to right-size its lease portfolio and operations.

“We continue to make meaningful progress refining our product assortments, driving demand, connecting with customers and strengthening our operations,” said Stewart Glendinning, Chief Executive Officer. “We are taking an important step that will strengthen our financial position and enable Express to continue advancing our business initiatives. WHP has been a strong partner to the Company since 2023, and the proposed transaction will provide us additional financial resources, better position the business for profitable growth and maximize value for our stakeholders.”

Mr. Glendinning added, “Express has a strong portfolio of brands and a premier omnichannel platform. Our top priority remains providing our customers with the contemporary styles and value they expect from us. We thank our associates for their continued hard work and commitment, and we appreciate the ongoing support of our vendors, suppliers and business partners.”

Continuing to Serve Customers in Stores and Online

Express and its brands are serving customers without interruption:

•	EXPRESS retail stores, EXPRESS factory outlets, Bonobos Guideshops and UpWest stores are open per their usual hours.

•	All of the Company’s online channels, including Express.com, Bonobos.com and UpWest.com, along with all brand apps, are accepting orders.

•	All of the Company’s brands are fulfilling orders and processing returns, merchandise return policies remain unchanged, and gift cards and store credits are currently being redeemed in-store.

•	Bonobos is continuing to serve its premium wholesale customers.

•	Customer benefits related to the EXPRESS Insider program are expected to remain the same.

As part of this process, the Company intends to close approximately 95 EXPRESS retail stores and all UpWest stores. The closing sales at affected stores are scheduled to begin on April 23, 2024.

Update to the Leadership Team

Express also announced today that it has named Mark Still as Senior Vice President and Chief Financial Officer, effective immediately. Mr. Still has served as the Company’s interim CFO since November 2023 and as Senior Vice President, Brand Finance and Planning & Allocation since January 2023. He has held finance roles of increasing responsibility at Express since 2005 and brings to the CFO role deep insights across all aspects of the Company’s finance organization and strategy.

Mr. Glendinning added, “I congratulate Mark on his appointment as our go-forward CFO, underscoring the significant contributions he has made to Express throughout his career. We look forward to continuing to benefit from his extensive leadership experience and financial expertise as we move ahead.”

Additional Information About the Court-Supervised Process

The Company has filed a number of customary motions seeking court authorization to support its operations, including the payment of employee wages and benefits without interruption and the continuation of customer loyalty programs. The Company expects to receive court approval for these requests shortly. The Company looks forward to working with its vendor and supplier partners to ensure a continued successful enterprise for the benefit of the Company’s customers and the communities it serves. The Company expects to have sufficient liquidity to support the business during the court-supervised sale process.

The Company will continue to assess its store footprint in connection with this process. A&G Realty Partners is assisting the Company with this effort.

Additional information regarding the Company’s financial restructuring process is available at www.AdvancingExpress.com. Court filings and other information are available on a separate website administrated by the Company’s claims agent, Stretto, at https://cases.stretto.com/Express. Representatives of Stretto can also be reached by calling (855) 337-3537 (Toll-Free) or (949) 617-1363 (International), or by sending an email to ExpressInquiries@Stretto.com.

Kirkland & Ellis LLP is serving as legal counsel to Express, Moelis & Company LLC is serving as investment banker, and M3 Partners, LP is serving as financial advisor.

About Express, Inc.

Express, Inc. is a multi-brand fashion retailer whose portfolio includes EXPRESS, Bonobos and UpWest. The Company operates an omnichannel platform as well as physical and online stores. Grounded in a belief that style, quality and value should all be found in one place, Express is a brand with a purpose – We Create Confidence. We Inspire Self-Expression. – powered by a styling community. Bonobos is a menswear brand known for exceptional fit and an innovative retail model. UpWest is an apparel, accessories and home goods brand with a purpose to Provide Comfort for People & Planet.

For additional information about Express, please visit www.express.com/investor. For more information about our brands, please visit www.express.com, www.bonobos.com or www.upwest.com.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 process is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 process. The Company expects that its stockholders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 process.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact. You can identify these forward-looking statements by the use of words in the future tense and statements accompanied by words such as “expect,” “potential,” “continue,” “may,” “will,” “should,” “predict,” “intend,” “plan,” “anticipate” or the negative version of these words or other comparable words. Forward-looking statements are based on the Company’s current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control. Many factors could cause the Company’s actual results to differ materially and adversely from any of these forward-looking statements. Among these factors are: risks attendant to the Chapter 11 process, including the Company’s ability to obtain court approval from the bankruptcy court with respect to motions or other requests made to the bankruptcy court throughout the course of the Chapter 11 process, including with respect to the DIP financing; the effects of the Chapter 11 process, including increased legal and other professional costs necessary to execute the Company’s financial restructuring, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 process), results of operations or business prospects; the effects of the Chapter 11 process on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 process; objections to the Company’s financial restructuring process, DIP financing, or other pleadings filed that could protract the Chapter 11 process; risks associated with third-party motions in the Chapter 11 process; bankruptcy court rulings in the Chapter 11 process and the outcome of the Chapter 11 process in general; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP financing and any other financing arrangements; employee attrition and the Company’s ability to retain key executive management and other personnel due to the distractions and uncertainties resulting from the Chapter 11 process; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 process; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; risks related to the Company’s strategic partnership with WHP Global; impacts of the delisting of the common stock from the New York Stock Exchange and future quotation of the Company’s common stock; the financial and other effects of the Company’s workforce reduction and other cost reduction actions, including an inability to realize the benefits from such actions within the anticipated timeframe; finalization of the Company’s annual financial statements, including completion of standard annual-close processes; and any claims made against the Company resulting in litigation. These factors should not be construed as exhaustive and should be read in conjunction with the additional information concerning these and other factors included in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Contacts

Investor Contact

ir@express.com

Media Contact

Michael Freitag / Aura Reinhard / Haley Salas / Viveca Tress

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449